Exhibit 3.59

BY-LAWS

OF

E A TECHNICAL SERVICES, INC.

ARTICLE 1

Shareholder Meetings

1.1 Place of Meetings. Meetings of the shareholders shall be held at the place set forth in the notice thereof or in the event of a meeting held pursuant to a waiver of notice, as may be set forth in the waiver, but if no place is so specified, the meeting shall be at the registered office of the Corporation.

1.2 Annual Meetings. A meeting of shareholders of the Corporation shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting. At the annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

1.3 Substitute Annual Meetings. If the annual meeting is not held as provided in Section 1.2, any business, including the election of directors, which might properly have been acted upon at that meeting may be acted upon at any subsequent shareholders’ meeting held pursuant to these by-laws or to a court order requiring a special or substitute annual meeting.

1.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the articles of incorporation are called as follows:

(a) a special meeting may be called by the Chairman of the Board or the President;

(b) a special meeting shall be called by the Secretary when so directed by the Board of Directors.

(c) in addition, the shareholders at any meeting of shareholders may by resolution call a special meeting to be held on a future date.

(d) in addition, a special meeting shall be called by the Secretary upon the Secretary’s receipt on one or more requests in writing by of shareholders owning at least twenty-five percent (25%) of the entire capital shares of the Corporation issued, outstanding, and entitled to vote. The record date for such matters to be determined for any purpose concerning any meeting called pursuant to this subparagraph (d)

shall be the day preceding the date on which the first such request is received by the Secretary. Such request or requests by shareholders shall be signed, dated, and shall state the purpose or purposes for which the meeting is to be held. Separate requests shall be aggregated for the purposes of determining whether a meeting is required only if (i) such requests are received in the interim between meetings of shareholders, (ii) such requests are received within a period of fifty (50) days, and (iii) the purpose or purposes of the meeting stated in the separate requests are substantially identical.

1.5 Notices of Adjourned Meetings. Notice of any adjourned meeting need not be given if announcement of the new date, time and place is made at the meeting at which the adjournment is taken before adjournment and such new date is within 120 days of the original meeting date.

1.6 Voting of Shares. If a matter is presented at a meeting of shareholders, only those registered owners of shares represented in person or by proxy at a meeting shall be entitled to cast a vote. If a quorum exists at such meeting, action taken by the shareholders shall be taken by vote of a majority of the total number of shares represented at the meeting and entitled to vote, except as otherwise required by law, by the articles of incorporation, by these bylaws, or by written agreement of the shareholders on file with the Corporation. Voting on all matters at any meeting shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

1.7 Presiding Officer. The Chairman of the Board, or in his absence the President, or in the absence of both the Chairman of the Board and the President, the appointee of the meeting shall preside. The Secretary, or in his absence, the appointee of the presiding officer shall act as secretary of the meeting. The presiding officer may appoint such other persons as he deems appropriate to assist with the meeting.

ARTICLE 2

Directors

2.1 Number, Election, Term of Office. The Board of Directors shall consist of a variable number of members, the precise number, which shall not be less than one, to be fixed by resolution or action of the shareholders from time to time, or by written agreement of the shareholders which lawfully fixes or provides for fixing of such number and which is filed with the Corporation.

2.2 Compensation of Directors. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by the shareholders.

2.3 Directors Acting in Other Capacities.

(a) A director may also serve the Corporation in a capacity other than that of director.

(b) A director so acting in another capacity may receive compensation, for services rendered in that other capacity, as such compensation is determined by the Board of Directors.

2.4 Removal. Any director may be removed from office, with or without cause, by the shareholders. The Board of Directors shall not have the power to amend this provision.

2.5 Shareholder Oversight. Any power granted to the Board of Directors, or any committee thereof, under or pursuant to these bylaws may be exercised by the shareholders at any time. All proceedings of the Board of Directors, or any committee thereof, shall be subject to revision or alteration by the shareholders, except to the extent action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Board of Directors shall not have the power to amend this provision.

ARTICLE 3

Committees of Board of Directors

3.1 Meetings. Committees of the Board of Directors shall meet from time to time on call of the Chairman of the Board or the President or if a committee consists of more than one member, of any two (2) or more members of the committee. Each committee may fix its own rules of procedure. It shall keep a record of all its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

3.2 Vote. A majority of the members of a committee shall constitute a quorum and a committee shall act by majority of its members present at a duly constituted meeting.

ARTICLE 4

Meetings of the Board of Directors and Committees

4.1 Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the close of the annual meeting of the shareholders at the place thereof, or the Board of Directors may hold such annual meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case, no notice of such meeting shall be necessary in order legally to constitute the meeting. In addition, the Board of Directors may at an annual meeting or at any regular or special meeting schedule other regular meetings to occur throughout the year. Notice of the scheduling of regular meeting shall be given to any director who was not present at the time the meeting was scheduled. It shall be sufficient notice that the director is informed of the scheduled date, time and place of the regular, meeting or meetings which have been scheduled. It shall not be necessary to give notice of the date, time, place or purpose of such regular meeting to any director who was present at the time the meeting was scheduled, or, once notice of the scheduling of such meeting has been given, any further notice thereof to any director who was absent.

4.2 Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President. A special meeting shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two or more directors.

4.3 Statement of Purpose of Special Meeting. A notice of a special meeting of the Board of Directors must state, in general terms, the purposes thereof. Notice of any other meeting need not state the purpose thereof.

4.4 Quorum and Vote Required for Action. At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors, but not less than two (2) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business unless there be but one authorized director, then one director shall constitute a quorum. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the articles of incorporation or by these bylaws.

4.5 Adjourned Meetings. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting held within seven (7) days of the originally scheduled meeting need only be given by announcement at the meeting at which the adjournment is taken.

4.6 Committees. The provisions of this Article 5 apply to any meeting of any committee of the Board of Directors, except that no committee shall be required to conduct an annual meeting.

ARTICLE 5

Officers

5.1 Number. The Board of Directors at its annual meeting after each annual meeting of the shareholders shall elect the following officers: a Chairman of the Board, a President, a Secretary, and a Treasurer. The Board of Directors at any time and from time to time may appoint or authorize the appointment of such other officers as it shall deem necessary. The Board of Directors, by resolution from time to time, may confer upon one or more other officers of the Corporation such powers as are prescribed herein to any officer.

5.2 Compensation. The compensation, if any, of the officers of the Corporation shall be fixed by the Board of Directors or by an officer of the Corporation authorized by the Board of Directors to fix such compensation, except that no officer may be granted power to fix his own compensation. Any contract fixing the term or compensation of any officer beyond the next annual meeting of shareholders shall be subject to revision, alteration or cancellation by the shareholders prospectively from the date of such annual meeting. The Board of Directors shall not have the power to amend this provision.

5.3 Reimbursement by Officers. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall, upon demand by the Corporation, be reimbursed by such officer to the Corporation to the full extent of such disallowance. The Board of Directors or the shareholders may demand payment of any such amount disallowed. In lieu of the payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

5.4 Term and Removal. Each officer of the Corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Board of Directors, or by the shareholders, with or without cause. In addition, any officer appointed by another officer may be removed by the appointing officer with or without cause.

5.5 Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. He shall be ex officio a member of all committees consisting of two or more members and entitled to vote on matters presented to such committees, unless otherwise provided in the resolution appointing the same. If present, the Chairman of the Board shall call meetings of the shareholders, the Board of Directors, and the committees on which he serves, to order and shall act as chairman of such meetings. He shall also perform such other duties as may be assigned to him by the Board of Directors.

5.6 President. The President (Chief Executive Officer) shall have such duties and authority as shall be assigned by the Board of Directors. The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the Corporation. He shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the President as chief executive officer of the Corporation, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders’ or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.

5.7 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the Executive Committee and any standing committees of the Board when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and of any committee thereof, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be. Specifically, the Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation. He shall have all such powers and duties as generally are incident to the position of corporate secretary or as may be assigned to him by the President or by the Board of Directors.

5.8 Treasurer. The Treasurer (Chief Financial Officer) shall have such duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President, Subject to the supervision of the Board of Directors and the President, the Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of corporate treasurer or as may be assigned to him by the President or by the Board of Directors.

5.9 Assistant Secretary and Assistant Treasurer. The President may appoint an Assistant Secretary or an Assistant Treasurer. An Assistant Secretary and Assistant Treasurer shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of those offices.

5.10 Delegation of Authority. In the event of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director and may, in advance of any such event, or cause, provide for such temporary delegation.

5.11 Oversight. The powers of any officer under or delegated to him pursuant to these bylaws is subject to oversight and revision or alteration by the Board of Directors and shareholders, respectively, except to the extent action shall have been taken pursuant to or in reliance upon such power or delegation prior to any revision or alteration. The Board of Directors shall not have the power to amend this provision.

ARTICLE 6

Capital Shares

6.1 Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation, and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation. In case any officer or officers, who shall have signed any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered, the signature shall be effective as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers.

6.2 Share Transfers. Shares of the Corporation shall be transferred only by surrender of the certificate for such shares (or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Article 6.4 of these bylaws) and transfer entry upon the stock book of the Corporation and shall be required only by the person named in the certificate, or by such person’s attorney lawfully constituted in writing.

6.3 Rights of Corporation With Respect To Registered Owners. The Corporation shall be entitled to treat the person registered on its stock book as the owner of any share of the Corporation, as the person entitled to vote such share, to receive any dividend or other distribution with respect to such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law or by the written agreement of the shareholders on file with the Corporation.

6.4 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

6.5 Duties of Corporation to Register Transfer. Notwithstanding any of the provisions of Article 62 of these bylaws, the Corporation is under a duty to register the purported transfer of its shares only if:

(a) the share certificate is endorsed by the appropriate person or persons as determined by the Board of Directors; and

(b) assurance reasonably satisfactory to the Corporation is given that these endorsements are genuine and effective; and

(c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d) any applicable law relating to the collection of taxes has been complied with; and

(e) the transferee reasonably satisfies the Corporation that the purported transfer is in fact rightful or is to a bona fide purchaser; and

(f) the transferee satisfies the Corporation that the purported transfer does not violate the terms of any shareholders agreement.

ARTICLE 7

Miscellaneous

7.1 Fiscal Year. The Corporation shall be on a calendar year basis unless a fiscal year is otherwise fixed by a vote of the Board of Directors.

7.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

7.3 Appointment of Agents. The President shall be authorized and empowered in the name and as the act and deed of the Corporation to name and appoint general and special agents, representatives and attorneys to represent the Corporation in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any shares in any other corporation at any time owned or held of record by the Corporation, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies, and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. No such appointment shall authorize the agent, representative or attorney so appointed to perform any act which the President has not been authorized by the Board of Directors to perform or to perform any act, the authority or responsibility for which has been delegated to any other officer. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed and executed by the President and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy when so authorized by the instrument appointing him may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this bylaw shall be deemed to constitute full and complete authority to the officer above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith; but the powers granted hereby shall be subject to contrary direction by the Board of Directors.

ADOPTED: December 4, 1991.

/s/ Thomas C. Harter
THOMAS C. HARTER

/s/ Mays F. Joyner
MAYS F. JOYNER

/s/ Douglas H. Wilson
DOUGLAS H. WILSON

/s/ Jerald L. Deriso
JERALD L. DERISO